CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251131 on Form S-6 of our report dated January 20, 2021, relating to the financial statement of FT 9122, comprising Strategic Income Advantage Select, Closed-End Portfolio, Series 96, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 20, 2021